Exhibit 10.20

Comprehensive Line of Credit Contract

(2016 Ver.)

Comprehensive Line of Credit Contract

(2016 ver.)

Contract No: 201170625

Lender	ACM Research (Shanghai), Inc	Tel:
Main place of business (mailing address):		Building No.4, 1690 Cailun Road
Postal code
Legal representative (principal):	Hui Wang	Tel:
Contact person		Fax:
Contact Person		Tel:
Email		Company website

Lender	Bank of Shanghai Co., Ltd. Pudong Branch	Tel:
Main place of business (mailing address):		699 Zhangyang Road
Postal code
Legal representative (principal):	Ding Bing	Tel:
Contact person		Fax:
Contact Person		Tel:
Email		Company website

WHEREAS, the Borrower applies to the Lender for working capital revolving loan limit; now, therefore, in order to specify the rights and obligations of the Parties, they hereby enter into this Contract through equal negotiation in accordance with Contract Law of the People’s Republic of China, General Rules for Loans, Interim Measures for the Administration of Working Capital Loans and other applicable laws, regulations and rules.

(Note: in this Contract, a box ☐ means an option, ☑ means that this option is checked and ☒ means that the option is crossed out.)

Chapter One: Line of Credit

Article 1        The Borrower may apply to borrow based on the Contract’s effective limit (Hereby known as Credit Limit) of (in words) twenty five million or equivalent in RMB from The Lender.

The definition of Credit Limit is referring to the highest credit balance that can be borrowed by The Borrower for any comprehensive line of credit activity based on this Contract.

The currency used for comprehensive line of credit activities may differ from the currency used in this Contract. For the purpose of calculating the balance of the line of credit, Bank of Shanghai’s will confirm the exchange rate used to convert to the currency used for this line of credit.

Article 2        The line of credit under this contract may be used for the following single or multiple credit activities:

☐ Working capital loan;	☐ Acceptance Bill
☐ Commercial acceptance bills;	☐ Commercial acceptance drafts
☐ Non-Financing Guarantee Activity;	☐ Export letter of credit package loan
☐ Letter of Credit	☐ Import bill
☐ Export letter of credit	☐ Export collection
☐ Export factoring	☐ Other;

Article 3        the maximum amount of credit and / or margin ratio of the above-mentioned single credit business shall be as follows: The total balance of any business variety shall not exceed the equivalent value of RMB 25 million, and the total open balance shall not exceed RMB 25 million

Chapter Two: Credit period

Article 4        The Contract’s line of credit will be effective on the 8th of August 2017 until 20th of August 2018

Article 5        The creditor has the right to inspect the use of the credit line under this contract from time to time and has the right to terminate the remaining credit line and the credit term in a unilateral manner when the recipient violates the provisions of Article 29 of this contract.

Chapter Three: Use of credit lines

Article 6        When the credit is used by the Borrower during the credit period and the credit limit agreed upon in this contract, a written application shall be made to the creditor. Written application should indicate the type of credit, the use of the period, the amount of use. The Borrower has agreed to apply and sign a specific business contract / agreement (hereinafter referred to as the “Contract”) that corresponds to the individual credit worthiness of the Borrower

Article 7        The following conditions apply to the recipient’s application for line of credit

(1)	this Contract and its Guarantee Contract (if any) are in effect and remain in effect;

(2)	The Borrower has submitted to the creditor the amount of credit that the Borrower desires to apply for and the request of the relevant information;

(3)	There was no significant adverse change in the operation and financial condition of the Borrower

(4)	The Borrower’s Financial Statements and guarantees are true, accurate, complete and effective, and the believers can effectively fulfill the obligations stipulated in this contract and have not appeared or may have appeared in this contract.

Article 8        The balance of the line of credit used by the Borrower (ie, the amount of credit that is being borrowed and has yet to be repaid) shall not exceed the line of credit at any point in the credit period. Within the term of the credit, the recipient may reapply for the amount of credit that has been repaid, unless this contract or other specific business contracts agree to do otherwise; the unused credit line within the credit period shall be automatically terminated after the expiry date of the line of credit.

Article 9        If the contract stipulates the maximum credit limit for each individual credit loan application, the Borrower shall, in addition to complying with the provisions of Article 8, ensure that the use of the credit line for individual does not exceed the time limit stipulated in this contract at any point in the credit period and does not exceed the maximum amount of credit for that specific type of credit activity.

Article 10        Within the signed period of the comprehensive credit contract, each individual loan application shall be signed no later than August 19, 2018. The contract shall determine whether or not the final maturity date of each individual loan application may exceed the date specified above.

If the credit term is terminated prematurely, the cut-off date shall be in advance.

Chapter 4 Expense

Article 11        The creditor shall receive a comprehensive credit line commitment fee from the recipient of the credit line / % to the trustee. The recipient shall pay a one-time payment to the following account after the commencement of this contract;:

Account Name:     /

Account Number:     /

Bank Name:     /

Article 12        The interest rate, exchange rate, discount rate and other rates applicable to individual loan applications under this contract are agreed upon by the Borrower and the creditor in the specific business contract

Chapter 5 guarantee

Article 13        Upon signing this contract, the Trustee and the Grantee provide one or more of the following guarantees, or no warranty:

☑Guarantor     HUI WANG                signed the “maximum guarantee contract” No.                                 with the creditors (Lender)

☒Mortgagee            /                             signed the “maximum guarantee contract” No.                                 with creditors (Lender)

☒Pledger            /                                 signed the “maximum guarantee contract” No.                                 with creditors (Lender)

☒This contract is based on creditability, no guarantee

In the event of a breach of credit, when the guarantee is destroyed or the value is reduced, the creditor has the right to request the mortgagee or the guarantor to restore the value of the pledge or to reduce the value Considerable guarantee.

Article 14        When the Borrower and the Creditor enter into a specific business contract under this Contract, the creditor shall have the right to require the Borrower to provide another security other than Article 13 of this Contract

Chapter 6 Statement and guarantee

Article 15        The Borrower is an enterprise or other organization that has been legally established and effectively survived in accordance with Chinese law and can fulfill its obligations under this contract in its own name and bear civil liability

Article 16        The signing and performance of this contract is the true meaning of the Borrower, and after all necessary consent, approval and authorization, there is no legal flaws.

Article 17        The full information, statements, information and information provided by the Borrower to the Creditor in the course of signing and performing this Contract are true, accurate, complete and effective and do not disclose to the Creditor any information which may affect its financial position and performance

Chapter 7 Obligations and commitments

Article 18        The creditworthiness of the Borrower shall be in accordance with the contract and the specific business contract, and the creditor shall have the right to check the performance of the specific business contract of the recipient

Article 19        The Borrower shall, within the period of the credit, submit the true and complete financial report and all the bank account number, deposit and loan balance, etc., at the request of the Creditor

Article 20        In the period of credit, the Creditor’s consent shall be obtained before the Borrower has made a foreign investment, substantial increase in the financing of the debt and the merger, division, equity transfer and other significant matters

Article 21        The Borrower shall ensure that its business nature or business scope does not undergo substantial changes after the signing of this contract

Article 22        In the credit period, if Borrower is to do a merger, acquisition and other forms of asset restructuring, or contract, lease and other activities which change the business, change the organizational structure, business activities, or change the amount of registered capital, ownership structure or other major investment changes, etc., the Borrower should be inform the Creditor through written proposal 30 days in advance. The Borrower will take appropriate measures to compensate the Creditor for the adverse effect of above activity.

Article 23        In case of a legal representative (person in charge) or place of residence, the place of business shall be notified in writing within 30 working days before the change of the place of business.

Article 24        The Borrower shall pay the principal and interest payable on the basis of the contract and the specific business contract, the relevant expenses and other payables

Article 25        The Borrower shall not refuse to pay to the Creditor any payment that is payable to the Trustee for any reason, such as a commercial dispute.

Article 26        The Creditors have the right to be credited directly from any account opened by Bank of Shanghai Co., Ltd. (including the branch office) for the expiration (including all advance dues) of the Line of credit under this contract and the specific business contract. The Borrower has to obtain prior consent of the recipient through oral or written consent.

Article 27        The Borrower shall promptly report to the Creditor more than 10% of the Connected Transactions of the Borrower’s net assets, including but not limited to: the relationship between the parties to the Transaction, the nature of the Transactions and Transactions, the financial or corresponding proportions of the Transaction, and the pricing policy No amount or only a nominal amount of the transaction)

Article 28        The Borrower will make the credit as the main cooperative bank and make a commitment

(1) During the credit period, the settlement amount for export business that the Borrower does through the Creditor shall not exceed RMB /                                 . Among them, the export business funds settlement of not less than RMB /                                 .

(2) Other Agreements:

Chapter 8 Breach of contract and default

Article 29        In the event of one of the following circumstances, the Borrower constitutes a breach of contract:

(1) The Borrower fails to pay the due debts on time, including but not limited to principal, interest or other charges agreed under this or specific business contract;

(2) The Borrower does not use the credit funds in accordance with this contract or other contract entered into with the other person;

(3) The Borrower fails or fails to fully comply with any of the terms of this contract or other contract with the creditor and adversely affects the interests of the grantee;

(4) The Borrower fails to perform or fails to fully comply with any agreement under a loan contract, a security contract or a credit contract with any third party;

(5) Any circumstances in which the Borrower is in bankruptcy, liquidation, insolvency or other insolvency;

(6) Any other significant event in connection with this Contract and the failure to comply with any other remedial action.

(7) If the guarantor (if any) has a clear inability to guarantee or pledge the amount based on the contract. There is clear damage to the collateral or if its value is significantly reduced and the corresponding compensation requested by the creditor has not been done.

(8) The Borrower failed to pay the agreed credit line commitment fee.

Article 30        In the event of one of the following circumstances, the Creditor constitutes a breach of contract:

(1) Announces that all debts under this and specific business contracts are due in advance and require the recipient to settle immediately;

(2) (Including but not limited to litigation costs, attorneys’ fees, etc.) incurred by the creditor in respect of the creditor’s claim;

(3) Require the Borrower to supplement the warranty, including but not limited to warranties, mortgages and pledges;

(4) To comply with the relevant laws and regulations and financial regulatory requirements or other agreements agreed in this contract.

Chapter 9 VAT Tax agreement

Article 31        All prices and charges (such as handling fees) under this contract are tax included, including but not limited to VAT and other related taxes. During the performance of the contract, in case of national tax rate adjustment, the creditor has the right to adjust the national tax rate changes under this contract all the prices and costs

Article 32        The Borrower may require the creditor to issue the corresponding VAT invoice in accordance with the relevant national laws and regulations within 90 days after the date of payment (including the date of payment). For those who exceed the terms of the above-mentioned billing requirements, the grantee has the right to no longer issue.

Article 33        If the Borrower requests the Creditor to issue the VAT invoice, it shall first register the customer information at the credit office and provide the corresponding taxpayer identification document and billing information. The invoice confirms that the invoicing material and related information provided are true and accurate. If the change of the information of the unit occurs, the invoice information should be submitted to the creditor in time. If the information is wrong, false, incomplete, not timely changes, etc. lead to staggering invoices or the Borrower cannot deduct input tax, by the Borrower to bear the relevant responsibility

Article 34        Due to natural disasters, government behavior, social abnormalities and other force majeure or tax authorities cause the creditor cannot issue VAT invoices in time, the creditor does not bear the relevant responsibility

Article 35        The Borrower has risk of third party postal invoice loss, damage or late postal service and other reasons, the resulting loss from the Borrower being unable to receive VAT invoices and being unable to deducted VAT tax. This the Borrow takes at own risk.

Article 36        In the event of a void VAT invoice or a special VAT invoice, the parties to the contract will operate in accordance with the relevant laws, regulations and policy documents

Chapter 10 Terms of service

Article 37        The relevant documents of both parties to the contract notice, agreement and other documents and the contract when the relevant documents and legal documents served, should be in writing

☑The address of the principal place of business (mailing address) listed on the first page of this contract

☒By the following address and contact

Creditors Address:   /                                                 Contact Person:   /

Borrowers Address:   /                                                 Contact Person:   /

The scope of application of the above address includes non-litigation stage and the first instance, second instance, retrial and enforcement procedure after the dispute enters the proceedings

Article 38        If the address, contact person and contact information of the Borrower have been changed, the Creditor shall be notified in writing within two working days through written proposal

The Borrower has not fulfilled the obligation of notice in the manner described above and the address of the acknowledgment is still deemed to be the valid address. If the address of the Creditor is not notified in time for the change of the address of the Borrower or if the new address provided is inaccurate, all related contact will still be based on the original address. The day when the mail is served and the date of service is the date of posting the postmark;

Chapter 11 Contract Legalization

Article 39        This contract shall be signed by the legal representative (the person in charge) or the entrusted agent after signing and affixing the official seal, and the agent shall obtain the written authorization of the legal representative (person in charge) when signing the contract

Chapter 12 Dispute Resolution

Article 40        The place where the contract is legalized is the place where the Creditor is located. If the parties to the contract dispute in the course of the performance of the contract can be resolved through consultation; if the negotiation fails, either party shall bring a lawsuit to the people’s court of the place where the contract is performed. During the period of consultation or litigation, the terms of this contract which do not involve the disputed part shall still be fulfilled

Chapter 13 Supplementary Provisions

Article 41        The rights and obligations of the creditors referred to in this contract may be enjoyed and performed by the creditors described in this contract or may be enjoyed and performed by the parent institution to which the credit agent belongs

Article 42        The notice of the relevant matters of both parties to the contract shall be served in writing in accordance with the principal place of business specified in this contract, and the notice agreed in this contract shall be made on a special day for the date of receipt by the addressee; Means, for the telegraph, fax to reach each other; by mail, for the posting of registered postmark three days after the date that is served.

Article 43        The specific business contract signed by the Borrower and the creditor in respect of each specific credit business under this contract is an integral part of this contract and constitutes a contract as a whole. Where the specific business contract is inconsistent with this contract, the specific business contract shall prevail

Article 44        This contract will have Five copies. The Borrower will have One Copy, the Creditor will have Three Copy, and Guarantor HUI WANG will have One Copy. All copies will have the same legal effect as the original

Article 45        Other matters agreed upon by both parties

Article 46        At the time of signing this contract, the Creditor has made a detailed explanation and explanation to the Borrower in respect of all the terms of this Contract, and both parties shall have no doubt as to the terms and conditions of the rights and obligations and the limitation of liability Have an accurate understanding.

(No text below)

(Signature Page)

Borrower:	/s/ ACM Research (Shanghai), Inc.	Creditor:	/s/ Bank of Shanghai Co., Ltd.

Pudong Branch

	(Official Chop)		(Official Chop)

Legal Representative		Legal Representative

Or Responsible Person:	/s/ Hui Wang	Or Responsible Person:	/s/ Ding Bing

Signature Date:   2017 Year     8 Month 21 Date

Signature Location:   No 699 Zhang Yang Road